UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2019

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2019, subsequent to a routine corporate governance review that also included an assessment of the governance practices of peer companies, the board of directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (“Nektar” or the “Company”), approved an amendment and restatement of the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. The Bylaws were amended and restated as follows:

•

Advance Notice for Director Nominations. Amended Article III, Section 5(c) to require stockholder-proposed director nominees to provide a written statement that the nominee intends to serve as a director for the full term for which such person is to stand for election;

•	Director Questionnaire, Representation and Agreement. Added a new Article III, Section 5A(h) to require all director candidates to submit a questionnaire, representation and agreement;

•	Procedural Matters Relating to Stockholder Meetings.

•	Amended Article III, Section 7 to clarify that the Board has the authority to postpone or cancel any previously scheduled meeting of stockholders;

•	Amended Article III, Section 9 to provide that the chairman of the meeting of stockholders has the authority to adjourn such meeting (whether or not a quorum is present);

•

Amended Article III, Section 14(b) to clarify that the authority of the chairman of the meeting of stockholders to prescribe rules, regulations and procedures for the proper conduct of the meeting includes rules, regulations and procedures relating to the removal of any stockholder or individual who refuses to comply with meeting procedures, rules and guidelines, and restrictions on the use of recording devices, cell phones and other electronic devices at such meeting;

•

Proxy Access. Added a new Article III, Section 5A to provide that a stockholder, or a group of no more than 20 stockholders, owning at least 3% of Nektar’s outstanding shares of common stock continuously for at least three years may nominate and include in Nektar’s proxy materials for an annual meeting of stockholders, director nominees constituting up to two individuals or 20% of the Board, whichever is greater, but not exceeding one-half of the number of directors to be elected at the annual meeting, provided that the stockholder(s) and the nominee(s) satisfy the procedural and disclosure requirements specified therein;

•

Special Meetings of Stockholders. Amended Article III, Section 6(b) to provide that a special meeting requested by stockholders shall not be held if the Board has called or calls for an annual meeting to be held within 90 days after Nektar receives the request for special meeting, and the Board determines that the business of such annual meeting includes any identical or substantially similar item of business as specified in the special meeting request; and

•

Other Amendments. Included certain other ministerial changes, clarifications, updates and other conforming revisions related to, among other things, electronic consents by directors and gender neutral language.

The foregoing summary does not purport to be a complete description of the amendments made to the Bylaws. It is qualified in its entirety by reference to the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On February 4, 2019, the Board appointed Roy A. Whitfield as independent Lead Director. In accordance with the Company’s revised Corporate Governance Policy Statement (the “Governance Policy”), approved by the Board on February 4, 2019, the Lead Director, among other things, shall (i) have authority to call meetings of the independent directors; (ii) chair meetings of the independent directors in the event the Chairman of the Board is not independent; (iii) serve as liaison between the Chairman of the Board and the independent directors; (iv) approve information sent to the Board; (v) approve meeting agendas for the Board; (vi) approve meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items; and (vii) have such other duties and responsibilities as may be assigned by the Board from time to time.

The revised Governance Policy is accessible via Nektar’s website at www.nektar.com. The information contained on the website is not incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Nektar Therapeutics, effective February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: February 6, 2019	By:	/s/ Mark A. Wilson
Mark A. Wilson